Exhibit 99.2

                            EXHIBIT B TO SCHEDULE 13G
                             JOINT FILING AGREEMENT


Each of the undersigned persons hereby agrees and consents to this joint filing of Schedule 13G on such person's behalf, pursuant to Section 13(d) and (g) of the Securities and Exchange Act of 1934, as amended, and the rules promulgated thereunder. Each of these persons is not responsible for the completeness or accuracy of the information concerning the other persons making this filing, unless such persons know or have reason to believe that such information is inaccurate.

      Dated:  February 14, 2002

      RBC Global Investment Management Inc.
      BY: /s/ Donald L.F. Cant
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           V.P. Compliance

      RT Investment Management Holdings Inc.
      BY: /s/ M. George Lewis
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           Director

      The Royal Trust Company
      BY: /s/ Donald L.F. Cant
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           Authorized Signatory

      Royal Mutual Funds Inc.
      BY: /s/ Rudy Sankovic
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            V.P. Risk Management and Compliance